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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): January 12, 2001


                             VITAMINSHOPPE.COM, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-27499                    22-3659179
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(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


444 MADISON AVENUE, SUITE 802, NEW YORK, NEW YORK              10022
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    (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:       (212) 308-6730
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         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

    On January 12, 2001, VitaminShoppe.com, Inc., a Delaware corporation (the "Company"), and Vitamin Shoppe Industries Inc. ("The Vitamin Shoppe") entered into an Agreement and Plan of Merger (the "Merger Agreement"). As a result of the transactions contemplated by the Merger Agreement, the Company would be merged with and into The Vitamin Shoppe, and the stockholders of the Company, other than The Vitamin Shoppe, would receive $1.00 per share in cash. The value of the merger to the public stockholders is approximately $7.3 million.

    The Company's board of directors, upon unanimous recommendation of a Special Committee of independent directors, approved the merger agreement. The Special Committee was advised by Houlihan Lokey Howard & Zukin Capital.

    The merger is subject to certain conditions, including approval of a majority vote of the Company's stockholders. The Vitamin Shoppe, which holds 64.3% of common stock and 91.5% of the voting power of the Company's stock, has agreed to vote in favor of the merger. The Vitamin Shoppe's principal shareholder has committed to provide equity financing for the merger. The merger is not subject to receipt of financing, but does require the consent of The Vitamin Shoppe's lenders.

    On January 12, 2001, the Company issued a press release announcing the execution of the Merger Agreement.

    The foregoing description of the Merger Agreement and the press release is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference, and to the Press Release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    c.   Exhibits

         EXHIBIT
         NUMBER    DESCRIPTION OF DOCUMENT

         2.1 Agreement and Plan of Merger by and between Registrant and Vitamin Shoppe Industries Inc. dated as of January 12, 2001.

         99.1 Press Release, dated January 12, 2001, relating to the signing of the Agreement and Plan of Merger by and between Registrant and Vitamin Shoppe Industries Inc. dated as of January 12, 2001.

                                       2
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VITAMINSHOPPE.COM, INC.
                                       (Registrant)

                                         /s/ Ann M. Sardini
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                                       Ann M. Sardini
                                       Chief Financial Officer,
January 16, 2001                       Secretary and Treasurer

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EXHIBIT                                                            SEQUENTIALLY
NUMBER   DESCRIPTION OF DOCUMENT                                   NUMBERED PAGE

2.1 Agreement and Plan of Merger by and between Registrant and Vitamin Shoppe Industries Inc. dated as of January 12, 2001.

99.1 Press Release, dated January 12, 2001, relating to the signing of the Agreement and Plan of Merger by and between Registrant and Vitamin Shoppe Industries Inc. dated as of January 12, 2001.